[Letterhead of Willkie Farr & Gallagher LLP]



April 23, 2004

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.

Washington, DC 20459

  RE: American Campus Communities, Inc. -- Registration Statement on Form S-11

Ladies and Gentlemen:

In accordance with the requirements of the Securities Act of 1933, as amended (the "Act"), electronically transmitted herewith is a Registration Statement on Form S-11, together with exhibits (the "Registration Statement"), with respect to the initial public offering of shares of Common Stock of American Campus Communities, Inc. (the "Company"). The signature pages and consents have been manually executed prior to the time of this electronic filing and will be retained by the Company for five years.

In accordance with Rule 13(c) of Regulation S-T promulgated under the Act, the Company has sent by wire transfer to the Commission's lockbox depository the amount of $32,091 in payment of the required registration fee.

We advise the staff of the Securities and Exchange Commission (the "Staff") that copies of the prospectus contained in this Registration Statement will not be made generally available to the public until after comments have been received from the Staff and an amendment to the Registration Statement has been filed to incorporate all information required by Section 10 of the Act (other than information permitted to be omitted by Rule 430A). Accordingly, share and per share data and all other required information relating to the offering will be added to the Registration Statement by amendment.

Pursuant to Rule 461 promulgated under the Act, the Staff is hereby notified that the Company and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the "Managing Underwriters") desire to make oral requests to the Staff requesting the acceleration of effectiveness of the Registration Statement. The Company and the Managing Underwriters have indicated to the undersigned that each of them is aware of their respective obligations under the Act.

Please contact the undersigned at (212) 728-8225 should you have any questions or comments with regard to this matter.

Sincerely,

/s/ Yaacov M. Gross
------------------------
Yaacov M. Gross

cc: William C. Bayless, Jr.
    Paul Ingrassia
    Geoffrey Bedrosian
    Edward F. Petrosky